UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2003

                           Mpower Holding Corporation

         --------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

               Delaware             33339884-01           52-2232143
               --------             -----------           ----------
            (State or other         (Commission        (I.R.S. Employer
            jurisdiction of        File Number)       Identification No.)
            incorporation)

       175 Sully's Trail, Pittsford, NY                   14534
       --------------------------------                   -----
   (Address of principal executive offices)            (Zip Code)

Registrants' telephone number, including area code:  (585) 218-6550
                                                     --------------

                                       N/A
        -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 12. Results of Operations and Financial Condition.

     On November 6, 2003, Mpower Holding Corporation (the "Company") issued the following press release concerning the Company's results of operations for the fiscal quarter ended September 30, 2003.

          Mpower Holding Announces Adjusted EBITDA Positive Results for Third Quarter 2003; Net Loss Improves 75% over Second Quarter 2003

     ROCHESTER, NY - November 6, 2003 - Mpower Holding Corporation (OTCBB:
MPOW), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced results of its operations for the third quarter ended September 30, 2003.

     "Achieving positive Adjusted EBITDA results this quarter is another important step on our path towards sustainable cash flow growth," said Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "Our financial and operational progress was recognized during the quarter by a $17.5 million equity investment in our company. We believe this investment reflects the value in Mpower's facilities-based network and strong debt-free balance sheet, and directly supports our clear strategy for profitable growth."

     Mpower expects to use the new capital to raise its growth profile primarily by investing in additional sales, installations and product enhancements to increase its market share in Los Angeles, San Diego, Northern California, Las Vegas and Chicago.

     Mpower's Adjusted EBITDA for the third quarter of 2003 was a positive $1.0 million, a 225% improvement over the Adjusted EBITDA loss of $0.8 million in the second quarter of 2003 and an $11.7 million improvement over the $10.7 million Adjusted EBITDA loss in the third quarter of 2002. Adjusted EBITDA represents earnings from continued operations before interest, taxes, depreciation, amortization and gains or losses from the sale of assets, and excludes network optimization costs, reorganization expenses, stock-based compensation and gain on discharge of debt.

     Mpower's loss from continuing operations was reduced to $2.2 million in the third quarter of 2003, marking a 53% improvement over the second quarter of 2003 and a 99% improvement over the third quarter of 2002. The company's loss per share before discontinued operations was $0.03 in the third quarter of 2003.

     The company reported a net loss of $1.2 million in the third quarter of 2003, a 75% improvement over the second quarter of 2003. Without reorganization expenses and the gain on the discharge of debt recorded in the third quarter of last year, Mpower's net loss would have improved by 96% over the third quarter of 2002. Mpower's net loss per share was $0.02 in the third quarter of 2003.

     Revenue from continuing operations was $36.8 million for the third quarter of 2003, essentially even with the second quarter of 2003 and the third quarter of 2002. Offsetting the expected decline in switched access revenue, Mpower's core customer revenue, which includes revenue from the sale of data and voice services, increased 2% over the second quarter

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of 2003 and 7% over the third quarter of 2002 reaching $32.7 million and representing 89% of Mpower's total revenue.

     "We continue to grow the profitability and quality of our core customer revenue streams with revenue from our high margin PRI and T1-based data services increasing 20% over the last quarter," added Huff. "With the recent investment, we are in the process of implementing a customer acquisition strategy to accelerate organic growth. At the same time, we have made significant progress in maintaining customer revenue with monthly customer retention rates averaging 98% for the third quarter."

     Mpower's gross margin from continuing operations was $19.1 million or 52% of revenue in the third quarter of 2003 as compared to $18.8 million or 50% of revenue in the second quarter of 2003 and marked a 12% increase over the gross margin reported in the third quarter of 2002.

     The company continued to reduce its operating expenses with selling, general and administrative (SG&A) costs declining to $18.1 million in the third quarter of 2003, an 8% improvement over second quarter of 2003 and a 35% improvement over the third quarter of 2002.

     The company's capital expenditures were $2.4 million for the third quarter of 2003. Mpower ended the third quarter of 2003 with $36.6 million in unrestricted cash, growing its unrestricted cash position 90% over the second quarter of 2003 and 158% over the third quarter of 2002. The September 30, 2003 unrestricted cash balance includes approximately $17.5 million received in connection with the company's equity private placement plus $1.9 million that was returned to certain potential investors in October 2003 due to over-subscription of the private placement. In October 2003, $1.1 million was paid as finder fees for the private placement.

Conference Call to Discuss Third Quarter Results

     Mpower will host a conference call to discuss its third quarter financial and operating results.

     Date:               Thursday, November 6, 2003
     Time:               9:00 a.m. (Eastern time)
     Dial-in Number:     1-800-683-1585
     Audio Webcast:      www.mpowercom.com


     Replay Number:      1-877-519-4471, PIN #4279528
                         From November 6 at 11:00 a.m. through
                         November 13 at 5:00 p.m.
                         Eastern

     Webcast Replay:     Available on Mpower's Web site at: www.mpowercom.com

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

Use of Non-GAAP Financial Information

     The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower's use of a non-GAAP financial measure, Adjusted EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is Net (Loss) Income, and a reconciliation of the two measures. We have presented a reconciliation of the two measures for each of the periods presented above. The non-GAAP measure we utilize (Adjusted EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and (iii) the use of the Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. We have excluded from our presentation of Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain of our markets), stock-based compensation expenses (which are costs related to stock options issued with an exercise price below fair market value), gains on sales of assets, reorganization expenses and gain on discharge of debt, because we do not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is not a GAAP measurement and Mpower's use of it may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation

     Mpower Holding Corporation (OTCBB: MPOW) is the parent company of Mpower Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. A copy of this press release and further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements

     Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, receipt of all remaining payments from the previously announced asset sales, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and

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

equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts:
Mpower Communications Investor Contact:     Investor Relations Contact:
Gregg Clevenger, Chief Financial Officer    Lester Rosenkrantz, Cameron
Telephone:  585-218-6547                     Associates
Email:  invest@mpowercom.com                Telephone:  212-554-5486
                                            Email:  Lester@)cameronassoc.com
Mpower Communications Media Contact:
Michele Sadwick, Vice President
Telephone:  585-218-6542
Email:  msadwick@mpowercom.com

FINANCIAL STATEMENTS


                                                    ---------------- ---------------- ---------------
                                                      Reorganized                      Reorganized
                                                    Mpower Holding     Reorganized    Mpower Holding
                                                     September 30,   Mpower Holding    December 31,
BALANCE SHEET (amounts in $ thousands)                   2003         June 30, 2003        2002
--------------------------------------------------- ---------------- ---------------- ---------------
Current Assets
  Cash & Cash Equivalents                                 $36,629          $19,305          $10,773
  Restricted Investments                                    9,765           10,338           13,631
  Accounts Receivable, net                                 22,092           25,477           13,923
  Assets Held far Sale                                         --               --           20,471
  Prepaid Expenses and Other Current Assets                 5,286            4,800            6,683
                                                    ---------------- ---------------- ---------------
  Total Current Assets                                     73,772           59,920           65,481
Property and Equipment, net                                35,597           36,238           38,497
Deferred Financing Costs, net                                  33               66               16
Intangibles, net                                           10,094           11,239           13,530
Other Assets                                                3,744            3,895            9,899
Total Assets                                             $123,240         $111,358         $127,423
--------------------------------------------------- ---------------- ---------------- ---------------

Current Liabilities
  Current Maturities of Long-Term Debt and
     Capital Leases                                        $1,460           $1,498           $4,638
  Line of Credit                                            3,725            4,124               --
  Accounts Payable                                         18,467           23,917           21,714
  Accrued Sales Tax Payable                                 5,745            5,807            5,753
  Accrued Network Optimization Costs                          393            1,408            1,480
  Accrued Property Taxes Payable                            3,527            3,460            3,030
  Deferred Revenue                                          6,763            6,986            4,680
  Accrued Other Expenses                                   16,832           12,748           12,872
  Current Liabilities Subject to Compromise                    --               --            1,748
                                                    ---------------- ---------------- ---------------
  Total Current Liabilities                                56,912           59,948           55,915
Capital Lease Obligations                                       2               59              371
                                                    ---------------- ---------------- ---------------
   Total Liabilities                                       56,914           60,007           56,286
Common stock                                                   78               65               65
Additional Paid-in Capital                                103,769           87,618           87,511
Accumulated Deficit                                       (37,521)         (36,332)         (16,439)
                                                    ---------------- ---------------- ---------------
   Total Stockholders' Equity                              66,326           51,351           71,137
Total Liabilities and Stockholders' Equity               $123,240         $111,358         $127,423
--------------------------------------------------- ---------------- ---------------- ---------------

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

                                                      Reorganized
                                                     Mpower Holding    Reorganized        Reorganized      Predecessor
                                                      Three Months    Mpower Holding    Mpower Holding    Mpower Holding
                                                          Ended        Three Months    July 31, 2002 to  July 1, 2002 to
STATEMENT OF OPERATIONS (amounts in $ thousands,      September 30,        Ended        September 30,       July 30,
except share and per share amounts                        2003         June 30, 2003         2002             2002
---------------------------------------------------  ---------------- ----------------  ---------------  ----------------
Operating Revenues:
   Core Customer                                           $32,708          $32,139           $20,312          $10,196
  Switched Access                                            4,089            5,619             4,550            1,809
                                                     ---------------- ----------------  ---------------  ----------------
  Total Operating Revenues                                  36,797           37,758            24,862           12,005

Operating Expenses:
  Cost of Operating Revenues                                17,737           18,953            13,283            6,558
  Selling, General and Administrative                       18,084           19,587            19,508            8,262
  Reorganization Expense                                        --               --                --          245,681
  Stock-Based Compensation Expense                              43               29               219              100
  Network Optimization Cost                                   (954)              --                --               --
  Depreciation and Amortization                              4,121            3,984             2,989            4,165
                                                     ---------------- ----------------  ---------------  ----------------
  Total Operating Expenses                                  39,031           42,553            35,999          264,766

Loss from Continuing Operations                             (2,234)          (4,795)          (11,137)        (252,761)

Gain (Loss) on Sale of Assets, net                             185              177                24               (4)
Gain on Discharge of Debt                                       --               --                --          315,310
Interest Income                                                 40               46               593              304
Interest Expense                                              (102)            (184)           (1,225)            (559)
                                                     ---------------- ----------------  ---------------  ----------------
(Loss) Income before Discontinued Operations                (2,111)          (4,756)          (11,745)          62,290

Income (Loss) from Discontinued Operations                     922               13            (5,076)          (4,617)
                                                     ---------------- ----------------  ---------------  ----------------
Net (Loss) Income                                           (1,189)          (4,743)          (16,821)          57,673
Accrued Preferred Stock Dividends                               --               --                --               --
Net (Loss) Income Applicable to Common                     $(1,189)         $(4,743)         $(16,821)         $57,673
  Stockholders

Basic and Diluted Weighted Average Shares               65,762,792       65,022,403        64,999,025       59,465,233
  Outstanding

Basic and Diluted (Loss) Income per Share
  Applicable to Common Stockholders:
(Loss) Income before Discontinued Operations                $(0.03)          $(0.07)           $(0.18)           $1.05
Income (Loss) from Discontinued Operations                   $0.01            --               $(0.08)          $(0.08)
Net (Loss) Income                                           $(0.02)          $(0.07)           $(0.26)           $0.97

Gross Margin                                               $19,060          $18,805           $11,579           $5,447
  Gross Margin (% of Revenue)                                 51.8%            49.8%             46.6%            45.4%

Adjusted EBITDA                                               $976            $(782)          $(7,929)         $(2,815)
  Adjusted EBITDA (% of Revenue)                               2.7%            -2.1%            -31.9%           -23.4%



                                                                                       July 31, 2002 to
                                                        September 30,                   September 30,     July 1, 2002 to
RECONCILIATION TO GAAP (amounts in $ thousands)             2003        June 30, 2003       2002          July 30, 2002
---------------------------------------------------   ---------------- ---------------- ---------------   ----------------
Adjusted EBITDA                                                $976            $(782)         $(7,929)          $(2,815)
Depreciation and Amortization                                (4,121)          (3,984)          (2,989)           (4,165)
Reorganization Expense                                           --               --               --          (245,681)
Network Optimization Cost                                       954               --               --                --
Stock-Based Compensation Expense                                (43)             (29)            (219)             (100)
                                                      ---------------- ---------------- ---------------   ----------------
Loss from Continuing Operations                              (2,234)          (4,795)         (11,137)         (252,761)
Gain (Loss) on Sale of Assets, net                              185              177               24                (4)
Gain on Discharge of Debt                                        --               --               --           315,310
Interest Income                                                  40               46              593               304
Interest Expense                                               (102)            (184)          (1,225)             (559)
                                                      ---------------- ---------------- ---------------   ----------------
(Loss) Income before Discontinued Operations                 (2,111)          (4,756)         (11,745)           62,290
Income (Loss) from Discontinued Operations                      922               13           (5,076)           (4,617)
                                                      ---------------- ---------------- ---------------   ----------------
Net (Loss) Income (GAAP)                                    $(1,189)         $(4,743)        $(16,821)          $57,673

     This information, which is required to be disclosed pursuant to Item 12 of Form 8-K, is being furnished under Item 12 and this report is not considered "filed" with the Securities and Exchange Commission. As such, this information shall not be incorporated by reference into


                                       6

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any of the Company's reports or other filings made with the Securities and
Exchange Commission.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2003          MPOWER HOLDING CORPORATION



                                 By:  /s/ Russell I. Zuckerman
                                      ---------------------------
                                 Name:    Russell I. Zuckerman
                                 Title:   Senior Vice President,
                                          General Counsel and Secretary